UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2021 (February 11, 2021)

BridgeBio Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38959	84-1850815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 Kipling Street Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

(650) 391-9740

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	BBIO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 11, 2021, BridgeBio Pharma, Inc. (the “Company”) and KKR Genetic Disorder L.P. (the “Selling Stockholder”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, as the representative of the several underwriters listed on Schedule I thereto (the “Underwriters”), related to a public offering (the “Offering”) of 3,450,000 shares of Common Stock, par value $0.001 per share (“Shares”) of the Company by the Selling Stockholder at a price to the public of $62.50 per Share, including an option exercisable for 30 days from the date of the Underwriting Agreement to purchase, at the public offering price less any underwriting discounts and commissions, up to an additional 450,000 Shares. On February 12, 2021, the Underwriters exercised this option to purchase additional Shares. The Company will not receive any of the proceeds from the sale of the Shares being offered by the Selling Stockholder but will bear certain expenses incident to the offering (excluding underwriting discounts and commissions). The sale of the Shares was completed on February 17, 2021.

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3ASR (File No. 333-240147), including the prospectus dated July 28, 2020, as supplemented by a preliminary prospectus supplement dated and filed on February 11, 2021, and a prospectus supplement dated February 11, 2021, filed on February 16, 2021. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any of the Shares.

The foregoing description of certain terms of the Underwriting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and is incorporated by reference herein. A copy of the opinion of Goodwin Procter LLP, relating to the legality of the Shares being sold by the Selling Stockholder, is filed as Exhibit 5.1 hereto and is incorporated by reference herein.

Item 8.01.	Other Events

On February 11, 2021, the Company issued a press release announcing the launch of the Offering, and on February 12, 2021, the Company issued a press release announcing the pricing of the Offering. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 11, 2021, by and among the Company, the Selling Stockholder and Goldman Sachs & Co. LLC, as the representative of the several underwriters listed on Schedule I thereto

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

99.1	Press release announcing the launch of the Offering, dated February 11, 2021

99.2	Press release announcing the pricing of the Offering, dated February 12, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BridgeBio Pharma, Inc.

Date: February 17, 2021	/s/ Brian C. Stephenson
Brian C. Stephenson
Chief Financial Officer